UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 708 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On October 31, 2022, Methode Electronics, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders and other parties named therein. The Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated September 12, 2018 and as previously amended (the “Existing Credit Agreement”), among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, Wells Fargo Bank, National Association, as L/C Issuer, and the Lenders named therein. Among other things, the Credit Agreement (i) increases the multicurrency revolving credit commitments under the Existing Credit Agreement to $750,000,000, (ii) refinances in full and terminates the term loan facility under the Existing Credit Agreement, and (iii) makes certain other changes to the covenants, terms, and conditions under the Existing Credit Agreement. The Company may obtain letters of credit under the Credit Agreement up to a maximum amount of $30,000,000. The amount of the Company’s outstanding letters of credit reduces availability of the revolving loans under the Credit Agreement. In addition, the Credit Agreement also permits the Company to increase the revolving commitments and/or add one or more tranches of term loans under the Credit Agreement from time to time by up to an amount equal to (i) $250,000,000 plus (ii) an additional amount so long as the leverage ratio would not exceed 3.00:1.00 on a pro forma basis, subject to, in each case, among other things, the receipt of additional commitments from existing and/or new lenders.

Loans denominated in US dollars under the Credit Agreement bear interest at either (a) an adjusted base rate or (b) an adjusted term SOFR rate or term SOFR daily floating rate (in each case, as determined in accordance with the provisions of the Credit Agreement) in each case plus an applicable margin (the “Applicable Margin”) ranging between 0.375% and 1.25%, in the case of adjusted base rate loans, and between 1.375% and 2.25%, in the case of adjusted term SOFR rate loans and term SOFR daily floating rate loans. Loans denominated (i) in Euros will bear interest at the Euro Interbank Offered Rate, (ii) in Pounds Sterling will bear interest at the Sterling Overnight Index Average Reference Rate, (iii) in Singapore Dollars will bear interest at the Singapore Interbank Offered Rate, (iv) in Canadian Dollars will bear interest at the Canadian Dealer Offered Rate and (v) in Hong Dollars will bear interest at the Hong Kong Interbank Offered Rate (in each case, as determined in accordance with the provisions of the Revolving Credit Facility), in each case plus an Applicable Margin ranging between 1.375% and 2.25%. The Applicable Margin is based on the Company’s consolidated leverage ratio. Fees to revolving lenders under the Credit Agreement include (i) commitment fees ranging between 0.20% and 0.35% of the daily unused portions of the revolving credit facility, based on the Company’s consolidated leverage ratio, and (ii) customary letter of credit fees. Certain customary closing fees, arrangement fees, and administration fees are payable to the lenders and the agents under the Credit Agreement. If not paid when due, the loans under the Credit Agreement bear interest at the rate otherwise applicable to such loans at such time plus an additional 2.0% per annum during the continuance of such payment event of default and the letter of credit fees increase by 2.0%. Other overdue amounts bear interest at a rate equal to the rate otherwise applicable to such revolving loans bearing interest at the base rate at such time, plus 2.0% until such amounts are paid in full.

The Company may borrow, repay and reborrow the revolving loans under the Credit Agreement until October 31, 2027, at which time the commitments will terminate and all outstanding loans, together with all accrued and unpaid interest, must be repaid. The Company may prepay the loans and terminate the loan commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions, including minimum amounts and reimbursement of certain costs in the case of prepayments of SOFR loans.

The obligations under the Credit Agreement are senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries. The Credit Agreement permits the Company to designate certain of its foreign subsidiaries as borrowers under the revolving loans under the Credit Agreement.

The Credit Agreement contains various customary affirmative and negative covenants (in each case, subject to customary exceptions as set forth in the Credit Agreement), applicable to the Company and its subsidiaries, including without limitation, restrictions on: the incurrence of liens or indebtedness; making of investments, loans or advances; disposition of assets; making of restricted payments, including the payment of dividends; engaging in mergers or consolidations; engaging in certain transactions with affiliates; and changing lines of business.

The Credit Agreement requires the Company and its subsidiaries to maintain on a consolidated basis, as of the end of any fiscal quarter, a minimum interest coverage ratio and a maximum leverage ratio, as set forth in the Credit Agreement.

The Credit Agreement contains customary events of default (subject to exceptions, thresholds and grace periods as set forth in the Credit Agreement), including, without limitation: nonpayment of principal or interest; failure to perform or observe covenants; inaccuracy or breaches of representations and warranties; cross-defaults and cross-accelerations with certain other indebtedness; certain bankruptcy related events; invalidity of loan documents; material judgments; certain ERISA matters; and certain change of control events.

As of October 31, 2022, there were approximately $200 million of revolving loans outstanding under the Credit Agreement. The Company used the proceeds of borrowings under the Credit Agreement on October 31, 2022 to refinance the outstanding indebtedness under the Existing Credit Agreement and expects to use the proceeds of other borrowings under the Credit Agreement for working capital and other lawful purposes.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement (including the annex and exhibits thereto), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1

Second Amended and Restated Credit Agreement, entered into as of October 31, 2022, among Methode Electronics, Inc., each Lender party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	November 1, 2022	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas Chief Financial Officer